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                                   EXHIBIT 4.3
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           AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
                          KEY CONSUMER RECEIVABLES LLC



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                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          KEY CONSUMER RECEIVABLES LLC


         This Limited Liability Company Agreement (together with the schedules attached hereto, this "Agreement") of Key Consumer Receivables LLC (the "Company"), is entered into by Key Bank USA, National Association as the sole equity member (the "Member"), and Evelyn Echevarria, as the Special Member (as defined on Schedule A hereto). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

         The Member, by execution of this Agreement, hereby forms the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. 18-101 et seq.), as amended from time to time (the "Act"), and this Agreement and the Member and the Special Member hereby agree as follows:

Section 1.        Name.

         The name of the limited liability company formed hereby is Key Consumer Receivables LLC.

Section 2.        Principal Business Office.

         The principal business office of the Company shall be located at 127 Public Square, Cleveland, Ohio 44114 or such other location as may hereafter be determined by the Member.

Section 3.        Registered Office.

         The address of the registered office of the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Wilmington, Delaware 19808.

Section 4.        Registered Agent.

         The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Wilmington, Delaware 19808.

Section 5.        Member.

         (a) The mailing address of the Member is set forth on Schedule B attached hereto. The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this agreement.

         (b) Subject to Section 9(j), the Member may act by written consent.


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         (c)      Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), each person acting as an Independent Director pursuant to Section 10 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Director pursuant to Section 10; provided, however, the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each person acting as an Independent Director pursuant to Section 10 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as an Independent Director pursuant to Section 10 shall not be a member of the Company.

Section 6.        Certificates.

         Kari K. Walter, is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.

         The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.



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Section 7.        Purposes. The purpose to be conducted or promoted by the
Company is to engage in the following activities:

       (a)

                  (i) (A) to finance and acquire consumer loans, including student and other education related loans (the "Consumer Loans") and other related rights and assets and (B) issuing promissory notes or other securities secured by the assets of the Company;

                  (ii) to acquire, own, hold, sell, transfer, service, convey, safekeep, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with, publicly or privately and whether with unrelated third parties or with affiliated entities, Consumer Loans and related rights and assets;

                  (iii) to loan, transfer, or otherwise invest funds received as a result of the Company's interest in any Consumer Loans and related rights and assets and any other income as determined by the Company's Board of Directors from time to time;

                  (iv) pledge, sell, liquidate, transfer and otherwise deal with credit and liquidity support in connection with activities set forth in clause (iii) above (including, insurance policies, surety bonds, cash collateral, letters of credit, lines of credit, purchase and repurchase agreements, minimum payments agreements, guaranteed investment contracts, guarantees and other credit or liquidity support) (collectively, "Credit and Liquidity Support");

                  (v) to invest cash collateral, reserves and proceeds from Consumer Loans and Credit and Liquidity Support;

                  (vi) to authorize, issue, sell, deliver and incur indebtedness, obligations and liabilities in the ordinary course of the Company's business; and

                  (vii) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes (including the entering into of interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions and referral, management, servicing and administration agreements).

         (b) The Company, by or through any Member, Director or Officer on behalf of the Company, may enter into and perform the Transaction Documents and all documents,


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agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Director, Officer or other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of any Member, Director or Officer to enter into other agreements on behalf of the Company.

Section 8.        Powers.

         Subject to Section 9(j), the Company, and the Board of Directors and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9.        Management.

         (a) Board of Directors. Subject to Section 9(j), the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member. Subject to Section 10, the Member may determine at anytime in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section
10. The initial number of Directors shall be four, one of which shall be an Independent Director pursuant to Section 10. Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director's earlier death, resignation, expulsion or removal. Directors need not be a Member. The initial Directors designated by the Member are listed on Schedule C hereto.

         (b) Powers. Subject to Section 9(j), the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 7, the Board of Directors has the authority to bind the Company.

         (c) Meeting of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board maybe called by the President on not less than one day's notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

         (d) Quorum: Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present


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at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

         (e) Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

         (f)      Committees of Directors.

                  (i) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                  (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                   (iii) Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 9(j) and 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

         (g) Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees maybe allowed like compensation for attending committee meetings.


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         (h)      Removal of Directors. Unless otherwise restricted by law, any
Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and, subject to Section 10, any vacancy caused by any such removal or expulsion may be filled by action of the Member.

         (i) Directors as Agents. To the extent of their powers set forth in this Agreement and subject to Section 9(j), the Directors are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.

         (j)      Limitations on the Company's Activities.

                  (i) This Section 9(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a "special purpose entity."

                  (ii) The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of "Independent Director" or Sections 5(c), 7, 8, 9, 20, 21, 22, 23, 24, 25, or 30 or
                           Schedule A of this Agreement without the unanimous written consent of the Board (including the Independent Director) and the consent of the holders of a majority of the outstanding principal amount of the outstanding debt of the Company. Subject to this
                           Section 9(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 30.

                  (iii) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and the Board (including the Independent Director), to take any Material Action, provided, however, that the Board may not vote on, or authorize the taking of, any Material Action, unless there is at least one Independent Director then serving in such capacity.

                  (iv) The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if (1) the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company and (2) the


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                           Rating Agency Condition is satisfied. The Board also
                           shall cause the Company to:

                           (A) maintain its own separate books and records and bank accounts;

                           (B) at all times hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;

                           (C) have a Board of Directors separate from that of the Member and any other Person;

                           (D) file its own tax returns, if any, as may be required under applicable law, to the extent
                                 (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

                           (E) except as contemplated by the Transaction Documents, not commingle its assets with assets of any other Person;

                           (F) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

                           (G)   maintain separate financial statements;

                           (H) pay its own liabilities only out of its own funds;

                           (I) maintain an arm's length relationship with its Affiliates and the Member;

                           (J)   pay the salaries of its own employees, if any;

                           (K) not hold out its credit or assets as being available to satisfy the obligations of others;

                           (L) allocate fairly and reasonably any overhead for shared office space; use separate stationery, invoices and checks;

                           (M) not pledge its assets for the benefit of any other Person;

                           (N) correct any known misunderstanding regarding its separate identity;

                           (O) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;


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                           (P)   cause its Board of Directors to meet at least
                                 annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

                           (Q)   not acquire any securities of the Member; and

                           (R) cause the directors, officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

                           Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

                  (v) So long as any Obligation is outstanding, the Board shall not cause or permit the Company to:

                           (A) except as contemplated by the Transaction Documents, guarantee any obligation of any Person, including any Affiliate;

                           (B) engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 7, the Transaction Documents or this Section 9(j);

                           (C) incur, create or assume any indebtedness other than as expressly permitted under the Transaction Documents;

                           (D) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions;

                           (E) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted under this Agreement pursuant to any provision of the Transaction Documents; or


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                           (F)   form, acquire or hold any subsidiary (whether
                                 corporate, partnership, limited liability company or other).

Section 10.       Independent Director.

         As long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least one Independent Director who will be appointed by the Member. To the fullest extent permitted by Section 18-1101(c) of the Act, the Independent Director shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9(j)(iii). No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until the successor Independent Director shall have accepted his or her appointment by a written instrument, which may be a counterpart signature page to the Management Agreement and shall have executed a counterpart to this Agreement as required by Section 5(c). All right, power and authority of the Independent Directors shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 10, in exercising their rights and performing their duties under this Agreement, any Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

Section 11.       Officers.

         (a) Officers. The initial Officers of the Company shall be designated by the Member. The additional or successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board. The initial Officers of the Company designated by the Member are listed on Schedule D hereto.

         (b) President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b); (ii) where


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signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company; and (iii) as otherwise permitted in
Section 10(c).

         (c) Vice President. In the absence of the President or in the event of the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         (d) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         (e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         (f) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business and, subject to Section 9(j), the actions of the Officers taken in accordance with such powers shall bind the Company.


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         (g)      Duties of Board and Officers. Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 12.       Limited Liability.

         Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Member nor any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Director of the Company.



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Section 13.       Capital Contributions.

         The Member has contributed to the Company property of an agreed value as listed on Schedule B attached hereto. In accordance with Section 5(c), the Special Member shall not be required to make any capital contribution to the Company.

Section 14.       Additional Contributions.

         The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement.

Section 15.       Allocation of Profits and Losses.

         The Company's profits and losses shall be allocated to the Member.

Section 16.       Distributions.

         Subject to the solvency and adequate capitalization of the Company, at the close of each quarter a distribution shall be made to the Member in an amount equal to the amount by which the equity of the Company (as determined under Generally Accepted Accounting Principles) exceeds $5,000, but only to the extent that (1) sufficient cash is on hand to make such distribution, and (2) subsequent to such distribution there continues to be cash on hand of at least $5,000. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any Transaction Document.

Section 17.       Books and Records.

         The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Member. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 18.       Other Business.


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         The Member, the Special Member and any Affiliate of the Member or the
Special Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 19.       Exculpation and Indemnification.

         (a) Neither the Member nor the Special Member nor any Officer, Director, Independent Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or the Special Member (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

         (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 19 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Member shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 19 shall be payable from amounts allocable to any other Person pursuant to the Transaction Documents.

         (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 19.

         (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

         (e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Peon. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Member to replace such other duties and liabilities of such Covered Person.

         (f) The foregoing provisions of this Section 19 shall survive any termination of this Agreement.

Section 20.       Assignments.

         Subject to Section 22, the Member may assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this
Section 20, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Transaction Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 21.       Resignation.

         So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Transaction Documents and if the Rating Agency Condition is satisfied. If the Member is permitted to resign pursuant to this
Section 21, an additional member of the Company shall be admitted to the Company, subject to Section 22, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 22.       Admission of Additional Members.

         One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that, notwithstanding the foregoing, so long as any Obligation remains outstanding, no additional Member may be admitted to the Company unless the Rating Agency Condition is satisfied.

Section 23.       Dissolution.

         (a) Subject to Section 9(j), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

         (b) Notwithstanding any other provision of this Agreement, the Bankruptcy of either the Member or the Special Member shall not cause the Member or the Special Member, as the case may be, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

         (c) Notwithstanding any other provision of this Agreement, each of the Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or the Special Member, or the occurrence of an event that causes the Member or the Special Member to cease to be a member of the Company.

         (d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in
Section 18-804 of the Act.

         (e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 24.       Waiver of Partition: Nature of Interest.

         Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Member hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to
Section 16. The interest of the Member in the Company is personal property.

Section 25.       Benefits of Agreement; No Third-Party Rights.

         None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or the Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 29).

Section 26.       Severability of Provisions.

         Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 27.       Entire Agreement.

         This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 28.       Binding Agreement.

         Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 7, 8, 9, 10, 19, 20, 21, 22, 23, 25, 28, and 30, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Director, in accordance with its terms. In addition, the Independent Director shall be an intended beneficiary of this Agreement.

Section 29.       Governing Law.

         This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 30.       Amendments.

         Subject to Section 9(j), this Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the

Rating Agency Condition is satisfied except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Transaction Documents.

Section 31.       Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 32.       Notices.

         Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in
Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 33.       Effectiveness.

         Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Delaware Secretary of State on November 22, 2000.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the 22 day of November, 2000.

                             MEMBER:

                             KEY BANK USA, NATIONAL ASSOCIATION



                             By:   /s/ Craig T. Platt
                                -----------------------------------------
                             Name: Craig T. Platt
                                   --------------------------------------
                             Title:  Senior Vice President
                                   --------------------------------------



                             SPECIAL MEMBER:



                              /s/ Evelyn Echevarria
                             --------------------------------------------
                             Name: Evelyn Echevarria

                                   SCHEDULE A

                                   Definitions
                                   -----------


A.       Definitions

         When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

         "Act" has the meaning set forth in the preamble to this Agreement.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

         "Agreement" means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

         "Bankruptcy" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

         "Board" or "Board of Directors" means the Board of Directors of the Company including the Independent Director.

         "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on November 22, 2000, as amended or amended and restated from time to time.

         "Company" means Key Consumer Receivables, LLC, a Delaware limited liability company.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

         "Covered Persons" has the meaning set forth in Section 20(a).

         "Credit and Liquidity Support" has the meaning set forth in Section 7(1)(iv).

         "Directors" means the Persons elected to the Board of Directors from time to time by the Member, including the Independent Director. A Director is hereby designated as a "manager" of the Company within the meaning of Section 18-101(10) of the Act.

         "Independent Director" means a natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not:
(i) an employee, director, stockholder, partner or officer of the Company or any of its Affiliates (other than his or her service as an Independent Director of the Company); (ii) a customer or supplier of the Company or any of its Affiliates; or (iii) any member of the immediate family of a person described in
(i) or (ii).

         "Material Action" means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, take action in furtherance of any such action, or dissolve or liquidate the Company.

         "Member" means Key Bank USA, National Association, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement.

         "Obligations" shall mean the indebtedness, liabilities and obligations of the Company under or in connection with this Agreement, the other Transaction Documents or any related document in effect as of any date of determination.

         "Officer" means an officer of the Company described in Section 11.

         "Officer's Certificate" means a certificate signed by any Officer of the Company who is authorized to act for the Company in matters relating to the Company.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

         "Rating Agency" has the meaning assigned to that term in the Transaction Documents.

         "Rating Agency Condition" means, with respect to any action, that the Rating Agency shall have been given ten days prior notice thereof and that the Rating Agency shall have notified the Company in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any of the Notes (as defined in the Transaction Documents).

         "Special Member" means, upon such person's admission to the Company as a member of the Company pursuant to Section 5(c), a person acting as Independent Director, in such person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

         "Transaction Documents" means, for each transaction, any applicable Sale/Purchase Agreement, Indenture of Trust and any documents and certificates delivered in connection therewith.

B.       Rules of Construction

         Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof ' and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                   SCHEDULE B

                                     Member
                                     ------

                                             AGREED VALUE OF         MEMBERSHIP
NAME              MAILING ADDRESS            INITIAL CAPITAL         INTEREST
                                              CONTRIBUTION

Key Bank          127 Public Square             $5,000.00               100%
USA,              Cleveland, OH 44114
National
Association

                                   SCHEDULE C


    DIRECTORS

1.  Craig T. Platt

2.  Joseph M. Vayda

3.  Michael W. Dvorak

4.  Evelyn Echevarria - Independent Director

                                   SCHEDULE D

OFFICERS                                    TITLE

Craig T. Platt                              President

Michael W. Dvorak                           Chief Financial Officer

Anthony J. Bulic                            Treasurer

Steven N. Bulloch                           Secretary

Richard S. Hawrylak                         Assistant Secretary

                          KEY CONSUMER RECEIVABLES LLC

                             UNANIMOUS ACTION OF THE
                               BOARD OF DIRECTORS
                            ACTING WITHOUT A MEETING


         The Board of Directors of Key Consumer Receivables LLC (the "Company") by the unanimous written consent of its members in lieu of the annual meeting, does hereby consent to and adopts the following resolution:


                  RESOLVED, that the following persons are hereby elected to the office set forth opposite such person's respective name, to hold such office until such person's successor has been duly elected and qualified or until such person's death, resignation, or removal from office:

                  Beth D. Rosenberg - President
                  Michael W. Dvorak - Chief Financial Officer
                  Darlene H. Dimitrijevs - Treasurer
                  Richard S. Hawrylak - Secretary
                  Steven N. Bulloch - Assistant Secretary


         IN WITNESS WHEREOF, the undersigned have hereunto signed their names effective as of the 31st day of March, 2004.



 /s/ Beth D. Rosenberg                      /s/ Joseph M. Vayda
---------------------------                 ---------------------------------
BETH D. ROSENBERG                           JOSEPH M. VAYDA


 /s/ Michael W. Dvorak                      /s/ Evelyn Echevarria
---------------------------                 ---------------------------------
MICHAEL W. DVORAK                           EVELYN ECHEVARRIA

                          KEY CONSUMER RECEIVABLES LLC

                              ACTION OF SOLE MEMBER
                            ACTING WITHOUT A MEETING




         Key Bank USA, National Association, the Sole Member of Key Consumer Receivables LLC (the "Corporation"), acting by written consent in lieu of the annual meeting, does hereby consent to and adopt the following resolution as of March 31, 2004:


                      RESOLVED, that the following persons be and each of
             them is hereby elected to the Board of Directors of the Corporation, each to serve as a Director until such person's successor has been duly elected and qualified, or until such person's death, resignation, or removal from office:

                                Beth D. Rosenberg
                                 Joseph M. Vayda
                                Michael W. Dvorak
                    Evelyn Echevarria - Independent Director


                                   KEYBANK USA, NATIONAL ASSOCIATION
                                   (Sole Member of Key Consumer Receivables LLC)



                                   /s/ Steven N. Bulloch
                                   ------------------------------------------
                                   Steven N. Bulloch
                                   Assistant Secretary